Exhibit 10.1

PERSONAL AND CONFIDENTIAL

To: Mr. Jacek OLCZAK                                   Lausanne, December 7, 2017

Subject: Lateral Move

Dear Jacek,

We confirm that effective January 1, 2018, the following conditions of your employment will be modified according to the information detailed below:

Position: Chief Operating Officer
Gross Base Salary: CHF 1’020’006.-- annually, CHF 78’462.-- monthly
Comparatio: 100%

All other conditions relating to your employment with Philip Morris International Management SA remain as stated in your employment contract and in any subsequent amendments.

We would like to take this opportunity to wish you continued success and satisfaction.

Yours sincerely,
PHILIP MORRIS INTERNATIONAL
MANAGEMENT SA
/s/ RALF ZYSK
Ralf Zysk
Vice President Compensation & Benefits
and International Assignments PMI